UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2014

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

601 Poydras Street, Suite 1900 (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously disclosed, in May 2014, the Board of Directors of Tidewater Inc. (the “Company”) authorized a repurchase program under which the Company may spend up to $200 million to repurchase shares of its common stock in open-market or privately-negotiated transactions.

Pursuant to this program, the Company has purchased an aggregate of approximately 2,842,000 shares at an average price of $35.19 per share for a total aggregate cost of $100 million. All of these repurchases occurred between November 13, 2014, and December 5, 2014. As of December 5, 2014, the remaining authorized amount for the repurchase program is $100 million, and the Company will continue to evaluate future share repurchase opportunities relative to other investment opportunities and in the context of current conditions in the credit and capital markets. The repurchase program will end on the earlier of the date that all authorized funds have been expended or June 30, 2015, unless otherwise modified by the Board of Directors.

The Company is updating this information for general public information and does not undertake to publicly update this information in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Quinn P. Fanning
Quinn P. Fanning
Executive Vice President and Chief Financial Officer

Date: December 5, 2014

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